UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010 (February 23, 2010)

U-STORE-IT TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Trustee

On February 23, 2010, the Board of Trustees (the “Board”) of U-Store-It Trust (the “Company”) increased the size of the Board to nine members and appointed Piero Bussani to serve as a member of the Board to fill the vacancy created thereby.  Mr. Bussani was appointed pursuant to the Second Amended and Restated Bylaws of the Company which provide that the Board has the sole authority to fill any vacancy on the Board, including a vacancy created by an increase in the number of Trustees. Mr. Bussani has also been appointed to serve on the Compensation and Corporate Governance and Nominating committees of the Board.  There were no arrangements or understandings between Mr. Bussani and any person pursuant to which he was elected a trustee.  Mr. Bussani will receive compensation for Board service commensurate with the Company’s other non-employee trustees as disclosed herein.

Mr. Bussani, 44, has served as General Counsel and Executive Vice President for WHM LLC (aka Luxury Resorts and Hotels), a leading luxury hotel management company that manages hotels and resorts owned by affiliates of the Blackstone Group, since December 2004.  From June 1996 until June 2007, Mr. Bussani served as General Counsel and Executive Vice President, Legal and Development, for Extended Stay America, Inc., and Extended Stay Hotels, an operator of extended stay hotels.  From July 1995 until June 1996, Mr. Bussani served as Senior Real Estate Counsel for Blockbuster Entertainment Group, a global provider of rental and retail movie and game entertainment.  From 1991 until 1995, Mr. Bussani served as an associate in the litigation and real estate practice groups of Arent Fox Kintner Plotkin & Kahn law firm.

On February 24, 2010, the Company issued a press release regarding the appointment of Mr. Bussani to the Company’s Board.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Trustee Compensation

On February 24, 2010, the Board revised the compensation payable to its non-employee trustees for 2010.  For 2010, cash compensation to the Company’s non-employee trustees consists of the following payments: (i) annual retainer for service on the Board of $25,000; (ii) annual retainer of $50,000 for the Chairman of the Board; (iii) annual retainer of $20,000 for the chairman of the Audit Committee; (iv) annual retainer of $12,500 for the chairman of the Compensation Committee; (v) annual retainer of $7,500 for the chairman of the Corporate Governance and Nominating Committee; (vi) an additional annual retainer of $10,000 for each Audit Committee member and (vii) an additional annual retainer of $7,500 for each Compensation Committee member and Corporate Governance and Nominating Committee member.  In addition to the cash compensation paid to non-employee trustees for their Board service, for 2010 the Company will grant to each non-employee trustee a number of restricted shares equal to $70,000 in value, which is adjusted using a valuation model based on the average of the trailing 30 day closing price for the Company’s common shares preceding the date of grant, and which reflects factors such as risk of forfeiture, dividend yield and vesting term.  The restricted shares will vest on the first anniversary of the grant date.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is being furnished herewith.

Exhibit No.	Description
99.1	Press Release dated February 24, 2010

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: February 24, 2010	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President – Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 24, 2010